Exhibit 77q-1
               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

     AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT made this 30th day of
June, 2009 by and between Morgan Stanley Institutional Fund, Inc., a Maryland corporation (the "FUND"), and Morgan Stanley Investment Management Inc.
(formerly, Morgan Stanley Asset Management Inc.), a Delaware corporation (the
"ADVISER").

                                    RECITALS

     WHEREAS, the Fund entered into an Investment Advisory Agreement to provide investment advisory services with the Adviser, effective as of May 1, 1997, as amended (the "CURRENT INVESTMENT ADVISORY Agreement"); and

     WHEREAS, as of November 1, 2004, the Current Investment Advisory Agreement
was amended and restated (the "AMENDED INVESTMENT ADVISORY AGREEMENT") to reduce the fee payable with respect to certain series of the Fund; and

     WHEREAS, this Agreement amends and restates, in its entirety, the Amended
Investment Advisory Agreement to incorporate amendments thereto and to make other ministerial changes designed to facilitate the administration of this
Agreement.

                                   AGREEMENTS

     Now, Therefore, the Fund and the Adviser agree as follows:

     1. DUTIES OF ADVISER. The Fund hereby appoints the Adviser to act as investment adviser to the series of the Fund set forth on Schedule A hereto, as such Schedule A may be amended from time to time (each a "PORTFOLIO" and, collectively, the "PORTFOLIOS"), for the period and on such terms as set forth in this Agreement. The Fund employs the Adviser to manage the investment and reinvestment of the assets of the Fund's Portfolios, to continuously review, supervise and administer the investment program of each of the Portfolios, to determine in its discretion the securities to be purchased or sold and the portion of each such Portfolio's assets to be held uninvested, to provide the
Fund with records concerning the Adviser's activities which the Fund is required to maintain, and to render regular reports to the Fund's officers and Board of
Directors concerning the Adviser's discharge of the foregoing responsibilities.
The Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Directors of the Fund, and in compliance with the objectives, policies and limitations set forth in the Fund's prospectus and applicable laws and regulations. The Adviser accepts such employment and agrees to render the services and to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

     2. PORTFOLIO TRANSACTIONS. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of securities for each of the Fund's Portfolios and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein.
Unless and until otherwise directed by the Board of Directors of the Fund, the
Adviser may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the
Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the
Adviser's overall responsibilities with respect to the Fund. The execution of such transactions shall not be deemed to represent an unlawful act or

                                                                 AMR #120045-v2A

breach of any duty created by this Agreement or otherwise. The Adviser will promptly communicate to the officers and Directors of the Fund such information relating to portfolio transactions as they may reasonably request.

     3. COMPENSATION OF THE ADVISER. For the services to be rendered by the
Adviser as provided in Section 1 of this Agreement, the Fund shall pay to the
Adviser at the end of each of the Fund's fiscal quarters, an advisory fee calculated by applying a quarterly rate, based on the annual percentage rates set forth on Schedule A to this Agreement attached hereto, to the average daily net assets of each of the Portfolios for the quarter.

     In the event of termination of this Agreement, the fee set forth in
Schedule A to this Agreement shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current fiscal quarter as a percentage of the total number of days in such quarter.

     4. OTHER SERVICES. At the request of the Fund, the Adviser in its discretion may make available to the Fund office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Adviser and billed to the Fund at the Adviser's cost.

     5. REPORTS. The Fund and the Adviser agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

     6. STATUS OF ADVISER. The services of the Adviser to the Fund are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

     7. LIABILITY OF ADVISER. In the absence of (i) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties hereunder, (ii) reckless disregard by the Adviser of its obligations and duties hereunder, or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act of 1940 ("1940
ACT"), the Adviser shall not be subject to any liability whatsoever to the Fund, or to any shareholder of the Fund, for any error or judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of any Portfolio of the Fund.

     8. PERMISSIBLE INTERESTS. Subject to and in accordance with the Articles of
Incorporation of the Fund and the Certificate of Incorporation of the Adviser,
Directors, officers, agents and shareholders of the Fund are or may be interested in the Adviser (or any successor thereof) as Directors, officers, agents, shareholders or otherwise; Directors, officers, agents and shareholders of the Adviser are or may be interested in the Fund as Directors, officers, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Fund as a shareholder or otherwise; and that the effect of any such interrelationships shall be governed by said Articles of Incorporation,
Certificate of Incorporation and the provisions of the 1940 Act.

     9. DURATION AND TERMINATION. This Agreement, unless sooner terminated as provided herein, shall continue in effect with respect to each Portfolio for a period of up to one year from the effective date hereof (except with respect to any Portfolio added to Schedule A of this Agreement after the date hereof, for an initial period of two years from the date that such Portfolio is added) and thereafter

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provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(b) by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of each Portfolio of the Fund; provided however, that if the holders of any Portfolio fail to approve the Agreement as provided herein, the Adviser may continue to serve in such capacity in the manner and to the extent permitted by the 1940 Act and Rules thereunder. This Agreement may be terminated by any Portfolio of the Fund at any time, without the payment of any penalty, by vote of a majority of the entire Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio on
60 days' written notice to the Adviser. This Agreement may be terminated by the
Adviser at any time, without the payment of any penalty, upon 90 days' written notice to the Fund. This agreement will automatically and immediately terminate in the event of its assignment, provided that an assignment to a corporate successor to all or substantially all of the Adviser's business or to a wholly-owned subsidiary of such corporate successor which does not result in a change of actual control of the Adviser's business shall not be deemed to be an assignment for the purposes of this Agreement. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at any office of such party and shall be deemed given when received by the addressee.

     As used in this Section 9, the terms "assignment," "interested persons,"
and "a vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section
2(a)(42) of the 1940 Act.

     10. AMENDMENT OF AGREEMENT. This Agreement may be amended by mutual consent, but the consent of the Fund must be approved (a) by vote of a majority of those members of the Board of Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding voting securities of each Portfolio of the Fund.

     11. USE OF NAME. The Fund agrees that if this Agreement is terminated and the Adviser shall no longer be the adviser to the Fund, the Fund will, within a reasonable period of time, change its name to delete reference to "Morgan
Stanley."

     12. SEVERABILITY. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this
Agreement shall not be affected thereby.

     13. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

     14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first written above.

MORGAN STANLEY INVESTMENT                 MORGAN STANLEY INSTITUTIONAL
MANAGEMENT INC.                           FUND, INC.

By: /s/ Randy Takian                      By: /s/ Randy Takian
Name: Randy Takian                        Name: Randy Takian
Title: Director                           Title: President and Principal
                                                 Executive Officer

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                                                                      SCHEDULE A
                                                             AS OF JUNE 30, 2009

                                        EFFECTIVE DATE OF AGREEMENT AND
                                          ANY AMENDMENTS ENTERED INTO
              PORTFOLIO                      PRIOR TO JUNE 30, 2009          CONTRACTUAL RATE OF ADVISORY FEES
-------------------------------------   -------------------------------   ---------------------------------------

Active International Allocation         Effective Date: 05/01/97          0.65% of the portion of the daily net
Portfolio                               Amendments: 11/01/04, 06/01/05    assets not exceeding $1 billion; 0.60%
                                                                          of the portion of the daily net assets
                                                                          exceeding $1 billion.

Capital Growth Portfolio                Effective Date: 05/01/97          0.50% of the portion of the daily net
                                        Amendments: 11/01/04, 06/01/05    assets not exceeding $1 billion; 0.45%
                                                                          of the portion of the daily net assets
                                                                          exceeding $1 billion but not exceeding
                                                                          $2 billion; 0.40% of the portion of the
                                                                          daily net assets exceeding $2 billion
                                                                          but not exceeding $3 billion; 0.35% of
                                                                          the portion of the daily net assets
                                                                          exceeding $3 billion.

Emerging Markets Portfolio              Effective Date: 05/01/97          1.25% of the portion of the daily net
                                        Amendments: 11/01/04, 06/01/05    assets not exceeding $500 million;
                                                                          1.20% of the portion of the daily net
                                                                          assets exceeding $500 million but not
                                                                          exceeding $1 billion; 1.15% of the
                                                                          portion of the daily net assets
                                                                          exceeding $1 billion but not exceeding
                                                                          $2.5 billion; 1.00% of the daily net
                                                                          assets exceeding $2.5 billion.

Emerging Markets Debt Portfolio         Effective Date: 05/01/97          0.75% of the portion of the daily net
                                        Amendments: 11/01/04, 06/01/05    assets not exceeding $500 million;
                                                                          0.70% of the portion of the daily net
                                                                          assets exceeding $500 million but not
                                                                          exceeding $1 billion; 0.65% of the
                                                                          portion of the daily net assets
                                                                          exceeding $1 billion.

Focus Growth Portfolio                  Effective Date: 05/01/97          0.50% of the portion of the daily net
                                        Amendments: 11/01/04, 06/01/05    assets not exceeding $1 billion; 0.45%
                                                                          of the portion of the daily net assets
                                                                          exceeding $1 billion but not exceeding
                                                                          $2 billion; 0.40% of the portion of the
                                                                          daily net assets exceeding $2 billion
                                                                          but not exceeding $3 billion; 0.35% of
                                                                          the portion of the daily net assets
                                                                          exceeding $3 billion.

                                    Sch. A-1

                                        EFFECTIVE DATE OF AGREEMENT AND
                                          ANY AMENDMENTS ENTERED INTO
              PORTFOLIO                      PRIOR TO JUNE 30, 2009          CONTRACTUAL RATE OF ADVISORY FEES
-------------------------------------   -------------------------------   ---------------------------------------

Global Franchise Portfolio              Effective Date: 05/01/97          0.80% of the portion of the daily net
                                        Amendments: 11/01/04, 06/01/05    assets not exceeding $500 million;
                                                                          0.75% of the portion of the daily net
                                                                          assets exceeding $500 million but not
                                                                          exceeding $1 billion; 0.70% of the
                                                                          portion of the daily net assets
                                                                          exceeding $1 billion.

Global Real Estate Portfolio            Effective Date: 04/25/06          0.85% of daily net assets.

Global Value Equity Portfolio           Effective Date: 05/01/97          0.67% of the portion of the daily net
                                        Amendments: 11/01/04, 06/01/05    assets not exceeding $1 billion; 0.645%
                                                                          of the portion of the daily net assets
                                                                          exceeding $1 billion but not exceeding
                                                                          $1.5 billion; 0.62% of the portion of
                                                                          the daily net assets exceeding $1.5
                                                                          billion but not exceeding $2.5 billion;
                                                                          0.595% of the portion of the daily net
                                                                          assets exceeding $2.5 billion but not
                                                                          exceeding $3.5 billion; 0.57% of the
                                                                          portion of the daily net assets
                                                                          exceeding $3.5 billion but not
                                                                          exceeding $4.5 billion; 0.545% of the
                                                                          portion of the daily net assets
                                                                          exceeding $4.5 billion.

International Equity Portfolio          Effective Date: 05/01/97          0.80% of the portion of the daily net
                                        Amendments: 11/01/04, 06/01/05    assets not exceeding $10 billion; 0.75%
                                                                          of the portion of the daily net assets
                                                                          exceeding $10 billion.

International Growth Equity Portfolio   Effective Date: 12/16/05          0.75% of the portion of the daily net
                                                                          assets not exceeding $1 billion; and
                                                                          0.70% of the portion of the daily net
                                                                          assets exceeding $1 billion.

International Real Estate Portfolio     Effective Date: 05/01/97          0.80% of daily net assets.
                                        Amendments: 11/01/04, 06/01/05

International Small Cap Portfolio       Effective Date: 05/01/97          0.95% of the portion of the daily net
                                        Amendments: 11/01/04, 06/01/05    assets not exceeding $1.5 billion;
                                                                          0.90% of the portion of the daily net
                                                                          assets exceeding $1.5 billion.

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                                        EFFECTIVE DATE OF AGREEMENT AND
                                          ANY AMENDMENTS ENTERED INTO
              PORTFOLIO                      PRIOR TO JUNE 30, 2009          CONTRACTUAL RATE OF ADVISORY FEES
-------------------------------------   -------------------------------   --------------------------------------

Large Cap Relative Value Portfolio      Effective Date: 05/01/97          0.50% of the portion of the daily net
                                        Amendments: 11/01/04, 06/01/05    assets not exceeding $150 million;
                                                                          0.45% of the portion of the daily net
                                                                          assets exceeding $150 million but not
                                                                          exceeding $250 million; 0.40% of the
                                                                          portion of the daily net assets
                                                                          exceeding $250 million but not
                                                                          exceeding $350 million; 0.35% of the
                                                                          portion of the daily net assets
                                                                          exceeding $350 million.

Small Company Growth Portfolio          Effective Date: 05/01/97          0.92% of the portion of the daily net
                                        Amendments: 11/01/04, 06/01/05    assets not exceeding $1 billion; 0.85%
                                                                          of the portion of the daily net assets
                                                                          exceeding $1 billion but not exceeding
                                                                          $1.5 billion; 0.80% of the portion of
                                                                          the daily net assets exceeding $1.5
                                                                          billion.

U.S. Real Estate Portfolio              Effective Date: 05/01/97          0.80% of the portion of the daily net
                                        Amendments: 11/01/04, 06/01/05    assets not exceeding $500 million;
                                                                          0.75% of the portion of the daily net
                                                                          assets exceeding $500 million but not
                                                                          exceeding $1 billion; 0.70% of the
                                                                          portion of the daily net assets
                                                                          exceeding $1 billion.

U.S. Small/Mid Cap Value Portfolio      Effective Date: 06/20/07          0.67% of daily net assets

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